UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction of incorporation)	(Commission File Number	I.R.S. Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (630) 875-7450

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2010, First Midwest Bancorp, Inc. (the “Company”) reported that Thomas J. Schwartz, President and Chief Executive Officer of its First Midwest Bank subsidiary (the “Bank”), plans to retire in the first quarter of 2012.  Mr. Schwartz will continue as President of the Bank through year end 2010, at which time he will assume market and business development responsibilities.

The Company has initiated a search to fill the position of President and Chief Operating Officer of the Bank. Michael L. Scudder, President and Chief Executive Officer of the Company, will assume the position of Chief Executive Officer of the Bank.

A press release relating to foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

9.01.           Financial Statements and Exhibits

99.1           First Midwest Bancorp, Inc. Press Release dated October 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST MIDWEST BANCORP, INC.

Date: October 4, 2010	By: /s/ Cynthia A. Lance
Cynthia A. Lance
Executive Vice President and Corporate Secretary